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                                                                    EXHIBIT 21.1




                                SUBSIDIARIES OF
                                   REGISTRANT



AMJ CENTRAL STATION CORPORATION, INC., a Delaware corporation

RMR MANAGEMENT CORP., a Delaware corporation

MCAP INVESTORS, INC., a Delaware corporation

WINNETKA INVESTORS, INC., a Delaware corporation

MONITOR SERVICE GROUP, L.L.C., a Delaware limited liability company

SECURITY ASSOCIATES COMMAND CENTER II, L.L.C., a Michigan limited liability company

ALL SECURITY MONITORING SERVICES, L.L.C., an Illinois limited liability company